Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Reports
Net Income of $3.9 million or $0.43 per Diluted Share for the Third Quarter Ended September 30, 2022

Renton, Washington – October 27, 2022 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended September 30, 2022, of $3.9 million, or $0.43 per diluted share, compared to $2.8 million, or $0.31 per diluted share for the quarter ended June 30, 2022, and $3.2 million, or $0.34 per diluted share, for the quarter ended September 30, 2021. For the nine months ended September 30, 2022, net income was $10.0 million, or $1.10 per diluted share, compared to net income of $9.5 million, or $0.99 per diluted share, for the comparable nine-month period in 2021.

“I am pleased with continued expansion of our net interest margin to 3.65% in the quarter, compared to 3.53% in the quarter ended June 30, 2022, and 3.33% in the quarter ended September 30, 2021,” noted Joseph W. Kiley III, President and CEO. “While our cost of funds is coming under pressure like many of our peers, our efforts in recent years to increase the balance of variable rate assets and to lock in a portion of our funding costs with $95 million of pay-fixed/receive floating interest rate swaps helped to enhance our net interest margin and partially offset the adverse impact of rising interest rates on our comprehensive income from decreases in the market value of our available-for-sale investment portfolio. While many institutions have seen material, double-digit percentage declines in their book value per share in 2022, I am pleased to report that our book value per share is unchanged at September 30, 2022, from its value of $17.30 at December 31, 2021,” continued Kiley.

“As a result of our quarterly analysis of our loan portfolio, we downgraded to substandard a $6.2 million loan where we are a participant lender. This loan is secured by a senior housing/assisted living facility that was previously downgraded to special mention in the quarter ended March 31, 2022. We analyzed this loan for impairment and concluded that no losses are anticipated, resulting in a recapture of provision for loan losses previously allocated to this loan. Changes in the mix of our loan portfolio also impacted the allowance for loan and lease losses, with growth in consumer, construction and land development, and one-to-four family residential loans impacting the analysis. This loan growth partially offset the recapture from the substandard loan downgrade, resulting in a $400,000 recapture of provision for loan losses for the quarter, compared to no provision for loan losses in the quarter ended June 30, 2022,” concluded Kiley.

Highlights for the quarter ended September 30, 2022:
•
Net loans receivable increased by $23.6 million to $1.14 billion at September 30, 2022, as continued strength in one-to-four family lending and an increase in construction/land lending helped outpace loan repayments in the quarter.

•	The Company’s book value per share increased to $17.30 at September 30, 2022, compared to $17.26 at June 30, 2022, and $17.03 at September 30, 2021.
•	The Company repurchased 27,270 shares in the quarter at an average price of $15.46 per share under its board-authorized stock repurchase plan that expired on September 16, 2022.
•
The Board of Directors approved a new stock repurchase plan authorizing the repurchase of up to 5% of the Company’s outstanding common stock, or approximately 456,000 shares, which will commence on or about October 31, 2022, and expire no later than March 17, 2023.

•	The Company paid a regular quarterly cash dividend of $0.12 per share to shareholders.
•
The Bank’s Tier 1 leverage and total capital ratios at September 30, 2022, were 10.4% and 15.5%, respectively, compared to 10.5% and 15.5%, respectively, at June 30, 2022, and 10.2% and 15.5%, respectively at September 30, 2021.

•	Credit quality remains strong as nonperforming assets remained low at $232,000, or 0.02% of total assets, and $406,000 in past due loans represented just 0.04% of total loans receivable.
•	Based on management’s evaluation of the adequacy of the allowance for loan and lease losses (“ALLL”), the Bank recognized a recapture of provision for loan losses of $400,000 for the quarter.
Deposits totaled $1.15 billion at September 30, 2022, compared to $1.18 billion at June 30, 2022, and $1.14 billion at September 30, 2021. The $30.0 million decline in total deposits for the quarter ended September 30, 2022, compared to the quarter ended June 30, 2022, reflects decreases across nearly all deposit categories, particularly money market and interest-bearing demand deposits, partially offset by an increase in brokered deposits. Management continues to consider multiple alternatives to increase deposits to fund its anticipated asset growth in addition to its efforts through its branch network, including wholesale markets, brokered deposits, and the national deposit market.
The following table presents a breakdown of our total deposits (unaudited):

	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing demand	$118,842	$127,808	$115,311	$(8,966)	$3,531
Interest-bearing demand	95,767	107,478	104,761	(11,711)	(8,994)
Savings	24,625	23,525	23,024	1,100	1,601
Money market	572,137	596,515	596,911	(24,378)	(24,774)
Certificates of deposit, retail	268,528	270,866	301,729	(2,338)	(33,201)
Brokered deposits	69,537	53,277	–	16,260	69,537
Total deposits	$1,149,436	$1,179,469	$1,141,736	$(30,033)	$7,700

The following tables present an analysis of total deposits by branch office (unaudited):
September 30, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$36,797	$43,129	$16,483	$301,912	$209,504	$-	$607,825
Landing	4,345	2,586	155	20,301	4,089	-	31,476
Woodinville	3,033	3,714	1,208	19,514	9,799	-	37,268
Bothell	3,287	1,045	54	7,307	1,694	-	13,387
Crossroads	13,047	4,225	49	38,668	9,228	-	65,217
Kent	6,323	13,945	4	19,843	1,499	-	41,614
Kirkland	9,101	365	42	7,297	25	-	16,830
Issaquah	3,396	1,480	60	3,037	2,295	-	10,268
Total King County	79,329	70,489	18,055	417,879	238,133	-	823,885
Snohomish County
Mill Creek	7,153	2,727	904	23,527	5,626	-	39,937
Edmonds	16,209	6,284	901	34,719	8,935	-	67,048
Clearview	5,143	5,957	1,662	26,923	2,873	-	42,558
Lake Stevens	4,977	5,233	1,471	40,297	4,975	-	56,953
Smokey Point	3,430	4,452	1,422	23,527	7,066	-	39,897
Total Snohomish County	36,912	24,653	6,360	148,993	29,475	-	246,393
Pierce County
University Place	1,879	108	2	3,883	670	-	6,542
Gig Harbor	722	517	208	1,382	250	-	3,079
Total Pierce County	2,601	625	210	5,265	920	-	9,621

Brokered deposits	-	-	-	-	-	69,537	69,537

Total deposits	$118,842	$95,767	$24,625	$572,137	$268,528	$69,537	$1,149,436

June 30, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$37,688	$43,985	$15,160	$311,528	$225,799	$-	$634,160
Landing	4,925	2,504	178	21,802	2,988	-	32,397
Woodinville	3,235	7,776	1,141	19,202	5,167	-	36,521
Bothell	3,734	1,258	63	7,286	1,488	-	13,829
Crossroads	16,004	4,930	356	52,277	5,896	-	79,463
Kent	5,834	11,353	18	17,459	716	-	35,380
Kirkland	9,332	319	22	7,299	25	-	16,997
Issaquah	4,541	1,265	62	7,033	406	-	13,307
Total King County	85,293	73,390	17,000	443,886	242,485	-	862,054
Snohomish County
Mill Creek	6,290	3,445	837	21,716	6,082	-	38,370
Edmonds	19,892	13,627	1,060	39,220	8,714	-	82,513
Clearview	6,307	4,650	1,364	26,613	1,526	-	40,460
Lake Stevens	4,631	7,241	1,554	34,406	5,018	-	52,850
Smokey Point	3,252	4,501	1,581	24,917	6,735	-	40,986
Total Snohomish County	40,372	33,464	6,396	146,872	28,075	-	255,179
Pierce County
University Place	1,032	95	2	4,052	306	-	5,487
Gig Harbor	1,111	529	127	1,705	-	-	3,472
Total Pierce County	2,143	624	129	5,757	306	-	8,959

Brokered deposits	-	-	-	-	-	53,277	53,277

Total deposits	$127,808	$107,478	$23,525	$596,515	$270,866	$53,277	$1,179,469

Net loans receivable totaled $1.14 billion at September 30, 2022, compared to $1.12 billion at June 30, 2022, and $1.10 billion at September 30, 2021. During the quarter ended September 30, 2022, new originations of one-to-four family residential loans, construction/land and classic, collectible and other auto loans outpaced loan repayments in the quarter. The average balance of net loans receivable totaled $1.13 billion for the quarter ended September 30, 2022, compared to $1.12 billion for the quarter ended June 30, 2022, and $1.09 billion for the quarter ended September 30, 2021.

The ALLL represented 1.27% of total loans receivable at September 30, 2022, compared to 1.33% at June 30, 2022, and 1.35% of total loans receivable at September 30, 2021.

There was $232,000 in nonperforming loans at September 30, 2022, compared to none at June 30, 2022, and September 30, 2021. There was no other real estate owned (“OREO”) at September 30, 2022, June 30, 2022, or September 30, 2021.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Sep 30,	Jun 30,	Sep 30,	Three Month	One Year
	2022	2022	2021	Change	Change
Nonperforming loans:
One-to-four family residential	$39	$ ─	$ ─	$39	$39
Consumer	193	─	─	193	193
Total nonperforming loans	232	─	─	232	232

OREO	─	─	─	─	─

Total nonperforming assets (1)	$232	$ ─	$ ─	$232	$232

Nonperforming assets as a percent
of total assets	0.02%	0.00%	0.00%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of the Bank’s TDRs were performing in accordance with their restructured terms at September 30, 2022.

The Company accounts for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt is considered a TDR if, for economic or legal reasons related to the borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. TDRs totaled $1.8 million at September 30, 2022, compared to $2.1 million at June 30, 2022, and $2.4 million at September 30, 2021. All TDRs were performing according to their modified repayment terms for the periods presented.

Net interest income totaled $12.7 million for the quarter ended September 30, 2022, compared to $11.8 million for the quarter ended June 30, 2022, and $11.4 million for the quarter ended September 30, 2021. The increase in the current quarter compared to the quarter ended June 30, 2022, was primarily due to higher interest income on loans, including fees, and investment securities, partially offset by higher interest expense on deposits and other borrowings, primarily reflecting the increase in market interest rates due to the recent increases to the targeted federal funds rate and increased competition for deposits.

Total interest income was $15.4 million for the quarter ended September 30, 2022, compared to $13.5 million for the quarter ended June 30, 2022, and $13.4 million for the quarter ended September 30, 2021. The increase in the current quarter compared to the prior quarters was primarily due to an improvement in the average loan yield to 4.77% from 4.41% and 4.54% for the quarters ended June 30, 2022, and September 30, 2021, respectively, due in large part to recent increases in short term interest rates that increased our returns from LIBOR and Prime based variable rate loans and variable rate investment securities.

Total interest expense was $2.7 million for the quarter ended September 30, 2022, compared to $1.7 million for the quarter ended June 30, 2022, and $2.0 million for the quarter ended September 30, 2021. The average cost of interest-bearing deposits was 0.87% for the quarter ended September 30, 2022, compared to 0.55% for the quarter ended June 30, 2022, and 0.63% for the quarter ended September 30, 2021. The increase from the quarter ended June 30, 2022, was due primarily to increased interest expense on money market balances and the continued use of higher cost brokered deposits and wholesale sources to meet our funding needs. As of September 30, 2022, there were approximately $130.1 million in retail certificates of deposit at a weighted average interest rate of 1.52% maturing in the next 12 months, and an additional $104.6 million maturing in the subsequent 12 to 24 months, at a weighted average interest rate of 1.59%. Advances from the FHLB increased to $150.0 million at September 30, 2022, compared to $95.0 million at June 30, 2022, and $120.0 million at September 30, 2021, as these borrowings helped to partially fund our loan growth and the decline in total deposits. Currently, $95.0 million of our FHLB advances are tied to cash flow hedge agreements where the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements have a weighted average remaining term of 50 months and a weighted average fixed interest rate of 1.05%. The average cost of borrowings was 1.48% for the quarter ended September 30, 2022, compared to 1.21% for the quarter ended June 30, 2022, and 1.42% for the quarter ended September 30, 2021.

The net interest margin was 3.65% for the quarter ended September 30, 2022, compared to 3.53% for the quarter ended June 30, 2022, and 3.33% for the quarter ended September 30, 2021. The increase in the net interest margin for the quarter ended September 30, 2022, compared to the quarter ended June 30, 2022, is due primarily to a 39-basis point improvement in the Company’s average yield on interest-earning assets during the quarter to 4.43% from 4.04%, partially offset by a 32-basis point increase in the average cost of interest-bearing liabilities to 0.93% from 0.61%. The increase in net interest margin for the quarter ended September 30, 2022, compared to the quarter ended September 30, 2021, was similarly due primarily to a 50-basis point increase in the average yield on interest-earning assets from 3.93%, partially offset by a 22-basis point increase in the average cost of interest-bearing liabilities from 0.71%.

Noninterest income for the quarter ended September 30, 2022, totaled $778,000, compared to $961,000 for the quarter ended June 30, 2022, and $999,000 for the quarter ended September 30, 2021. The decrease in noninterest income for the quarter ended September 30, 2022, compared to the quarter ended June 30, 2022, was primarily due to lower loan related fees, including a $215,000 decline in loan prepayment penalties. As compared to the quarter ended September 30, 2021, the decrease in the current quarter likewise primarily reflects reduced loan fees, in addition to a decrease in BOLI income.

Noninterest expense totaled $9.0 million for the quarter ended September 30, 2022, compared to $9.3 million for the quarter ended June 30, 2022, and $8.3 million for the quarter ended September 30, 2021. The decrease in noninterest expense for the quarter ended September 30, 2022, compared to the quarter ended June 30, 2022, was primarily due to a $182,000 decline in professional fees due in part to  $151,000 in regulatory examination fees and fees paid to human resources recruiters to fill open positions in the quarter ended June 30, 2022. The increase in noninterest expense for the quarter ended September 30, 2022, compared to the quarter ended September 30, 2021, primarily reflects a $561,000 increase in salaries and employee benefits, due primarily to 25 open positions filled last quarter.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions, and any governmental or societal responses to the COVID-19 pandemic, including the possibility of new COVID-19 variants; increased competitive pressures; changes in the interest rate environment; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Three Month Change	One Year Change
Cash on hand and in banks	$9,684	$9,458	$7,243	2.4%	33.7%
Interest-earning deposits with banks	15,227	26,194	71,869	(41.9)	(78.8)
Investments available-for-sale, at fair value	221,278	210,826	178,061	5.0	24.3
Investments held-to-maturity, at amortized cost	2,438	2,432	2,425	0.2	0.5
Loans receivable, net of allowance of $14,726, $15,125, and $15,057 respectively	1,143,348	1,119,795	1,101,669	2.1	3.8
Federal Home Loan Bank ("FHLB") stock, at cost	7,712	5,512	6,465	39.9	19.3
Accrued interest receivable	6,261	5,738	5,681	9.1	10.2
Deferred tax assets, net	2,355	1,840	746	28.0	215.7
Premises and equipment, net	21,608	21,855	22,628	(1.1)	(4.5)
Bank owned life insurance ("BOLI"), net	36,064	35,819	34,994	0.7	3.1
Prepaid expenses and other assets	13,605	10,493	2,975	29.7	357.3
Right of use asset ("ROU"), net	3,260	3,301	3,838	(1.2)	(15.1)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	582	616	719	(5.5)	(19.1)
Total assets	$1,484,311	$1,454,768	$1,440,202	2.0	3.1

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$118,842	$127,808	$115,311	(7.0)	3.1
Interest-bearing deposits	1,030,594	1,051,661	1,026,425	(2.0)	0.4
Total deposits	1,149,436	1,179,469	1,141,736	(2.5)	0.7
Advances from the FHLB	150,000	95,000	120,000	57.9	25.0
Advance payments from borrowers for taxes and insurance	5,033	2,670	5,075	88.5	(0.8)
Lease liability, net	3,441	3,482	3,994	(1.2)	(13.8)
Accrued interest payable	185	115	206	60.9	(10.2)
Other liabilities	18,326	17,136	7,735	6.9	136.9
Total liabilities	1,326,421	1,297,872	1,278,746	2.2	3.7

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 9,127,595 shares at September 30, 2022, 9,091,533 shares at June 30, 2022, and 9,483,081 shares at September 30, 2021	91	91	95	0.0	(4.2)
Additional paid-in capital	72,295	71,835	78,311	0.6	(7.7)
Retained earnings	92,928	90,066	84,402	3.2	10.1
Accumulated other comprehensive loss, net of tax	(7,424)	(4,814)	(223)	54.2	3229.1
Unearned Employee Stock Ownership Plan ("ESOP") shares	-	(282)	(1,129)	(100.0)	(100.0)
Total stockholders' equity	157,890	156,896	161,456	0.6	(2.2)
Total liabilities and stockholders' equity	$1,484,311	$1,454,768	$1,440,202	2.0	3.1

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Three Month Change	One Year Change
Interest income
Loans, including fees	$13,618	$12,273	$12,508	11.0%	8.9%
Investment securities	1,609	1,156	818	39.2	96.7
Interest-earning deposits with banks	125	37	24	237.8	420.8
Dividends on FHLB Stock	83	71	84	16.9	(1.2)
Total interest income	15,435	13,537	13,434	14.0	14.9
Interest expense
Deposits	2,326	1,398	1,612	66.4	44.3
Other borrowings	392	315	431	24.4	(9.0)
Total interest expense	2,718	1,713	2,043	58.7	33.0
Net interest income	12,717	11,824	11,391	7.6	11.6
(Recapture of provision) provision for loan losses	(400)	-	100	n/a	(500.0)
Net interest income after (recapture of provision) provision for loan losses	13,117	11,824	11,291	10.9	16.2

Noninterest income
BOLI income	243	251	377	(3.2)	(35.5)
Wealth management revenue	89	104	64	(14.4)	39.1
Deposit related fees	245	246	228	(0.4)	7.5
Loan related fees	195	354	300	(44.9)	(35.0)
Other	6	6	30	0.0	(80.0)
Total noninterest income	778	961	999	(19.0)	(22.1)

Noninterest expense
Salaries and employee benefits	5,417	5,478	4,856	(1.1)	11.6
Occupancy and equipment	1,188	1,205	1,116	(1.4)	6.5
Professional fees	549	731	502	(24.9)	9.4
Data processing	675	692	626	(2.5)	7.8
Regulatory assessments	105	90	121	16.7	(13.2)
Insurance and bond premiums	112	113	106	(0.9)	5.7
Marketing	92	96	64	(4.2)	43.8
Other general and administrative	876	880	942	(0.5)	(7.0)
Total noninterest expense	9,014	9,285	8,333	(2.9)	8.2
Income before federal income tax provision	4,881	3,500	3,957	39.5	23.4
Federal income tax provision	935	692	758	35.1	23.4
Net income	$3,946	$2,808	$3,199	40.5%	23.4%

Basic earnings per share	$0.44	$0.31	$0.34
Diluted earnings per share	$0.43	$0.31	$0.34
Weighted average number of common shares outstanding	8,981,037	8,982,969	9,314,456
Weighted average number of diluted shares outstanding	9,068,541	9,085,913	9,446,702

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2022	2021	One Year Change
Interest income
Loans, including fees	$37,893	$37,772	0.3%
Investment securities	3,595	2,420	48.6
Interest-earning deposits with banks	181	53	241.5
Dividends on FHLB Stock	228	247	(7.7)
Total interest income	41,897	40,492	3.5
Interest expense
Deposits	4,982	5,826	(14.5)
Other borrowings	1,006	1,263	(20.3)
Total interest expense	5,988	7,089	(15.5)
Net interest income	35,909	33,403	7.5
Recapture of provision for loan losses	(900)	(300)	200.0
Net interest income after recapture of provision for loan losses	36,809	33,703	9.2

Noninterest income
BOLI income	782	891	(12.2)
Wealth management revenue	276	391	(29.4)
Deposit related fees	705	654	7.8
Loan related fees	748	714	4.8
Other	17	86	(80.2)
Total noninterest income	2,528	2,736	(7.6)

Noninterest expense
Salaries and employee benefits	16,156	14,863	8.7
Occupancy and equipment	3,621	3,403	6.4
Professional fees	1,732	1,423	21.7
Data processing	2,044	2,003	2.0
Regulatory assessments	295	356	(17.1)
Insurance and bond premiums	354	341	3.8
Marketing	226	116	94.8
Other general and administrative	2,497	2,146	16.4
Total noninterest expense	26,925	24,651	9.2
Income before federal income tax provision	12,412	11,788	5.3
Federal income tax provision	2,398	2,281	5.1
Net income	$10,014	$9,507	5.3%

Basic earnings per share	$1.11	$1.01
Diluted earnings per share	$1.10	$0.99
Weighted average number of common shares outstanding	8,983,806	9,412,196
Weighted average number of diluted shares outstanding	9,088,206	9,514,165

The following table presents a breakdown of the loan portfolio (unaudited):
	September 30, 2022		June 30, 2022		September 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$-	0.0%	$-	0.0%	$8,220	0.7%
Other multifamily	132,755	11.4	135,961	12.0	135,586	12.2
Total multifamily residential	132,755	11.4	135,961	12.0	143,806	12.9

Non-residential:
Office	84,768	7.3	84,905	7.5	89,622	8.0
Retail	137,417	11.9	138,892	12.2	124,439	11.1
Mobile home park	23,531	2.0	22,387	2.0	20,838	1.9
Hotel / motel	56,715	4.9	57,285	5.0	65,210	5.8
Nursing Home	12,452	1.2	12,535	1.1	12,784	1.1
Warehouse	19,934	1.7	18,943	1.7	16,999	1.5
Storage	34,069	2.9	34,261	3.0	33,163	3.0
Other non-residential	44,600	3.9	43,485	3.8	29,301	2.6
Total non-residential	413,486	35.8	412,693	36.3	392,356	35.0

Construction/land:
One-to-four family residential	41,606	3.6	34,932	3.1	36,213	3.2
Multifamily	15,500	1.3	15,500	1.4	47,549	4.3
Commercial	-	0.0	-	0.0	6,189	0.6
Land development	15,518	1.3	13,915	1.2	11,337	1.0
Total construction/land	72,624	6.2	64,347	5.7	101,288	9.1

One-to-four family residential:
Permanent owner occupied	221,212	19.1	212,364	18.7	184,990	16.6
Permanent non-owner occupied	228,223	19.7	224,390	19.8	197,686	17.7
Total one-to-four family residential	449,435	38.8	436,754	38.5	382,676	34.3

Business:
Aircraft	2,335	0.2	3,130	0.3	6,322	0.6
Small Business Administration ("SBA")	520	0.1	532	0.1	862	0.1
Paycheck Protection Plan ("PPP")	1,209	0.1	1,528	0.1	22,379	2.0
Other business	27,990	2.4	28,502	2.5	25,185	2.2
Total business	32,054	2.8	33,692	3.0	54,748	4.9

Consumer:
Classic, collectible and other auto	47,141	4.1	42,009	3.7	32,819	2.9
Other consumer	10,478	0.9	9,594	0.8	9,665	0.9
Total consumer	57,619	5.0	51,603	4.5	42,484	3.8

Total loans	1,157,973	100.0%	1,135,050	100.0%	1,117,358	100.0%
Less:
Deferred loan fees, net	(101)		130		632
ALLL	14,726		15,125		15,057
Loans receivable, net	$1,143,348		$1,119,795		$1,101,669

Concentrations of credit: (1)
Construction loans as % of total capital	49.1%		45.2%		67.1%
Total non-owner occupied commercial real estate as % of total capital	354.6%		360.0%		389.6%
(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter End
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	1.06%	0.79%	0.93%	0.76%	0.88%
Return on equity	9.88	7.11	8.33	6.79	7.84
Dividend payout ratio	27.40	38.51	33.20	36.67	32.35
Equity-to-assets ratio	10.64	10.78	11.15	11.07	11.21
Tangible equity ratio (2)	10.55	10.69	11.05	10.97	11.11
Net interest margin	3.65	3.53	3.43	3.40	3.33
Average interest-earning assets to average interest-bearing liabilities	119.08	120.21	119.59	119.08	119.35
Efficiency ratio	66.80	72.62	70.96	68.62	67.26
Noninterest expense as a percent of average total assets	2.43	2.60	2.46	2.42	2.30
Book value per common share	$17.30	$17.26	$17.32	$17.30	$17.03
Tangible book value per share (2)	17.14	17.09	17.15	17.13	16.86

Capital Ratios: (3)
Tier 1 leverage ratio	10.43%	10.53%	10.51%	10.34%	10.19%
Common equity tier 1 capital ratio	14.24	14.22	14.08	14.23	14.25
Tier 1 capital ratio	14.24	14.22	14.08	14.23	14.25
Total capital ratio	15.49	15.47	15.33	15.48	15.50

Asset Quality Ratios: (4)
Nonperforming loans as a percent of total loans	0.02	0.00	0.02	0.00	0.00
Nonperforming assets as a percent of total assets	0.02	0.00	0.01	0.00	0.00
ALLL as a percent of total loans	1.27	1.33	1.33	1.40	1.35
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	0.00	(0.00)	0.00	(0.01)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$15,125	$15,159	$15,657	$15,057	$14,878
(Recapture of provision) provision	(400)	-	(500)	600	100
Charge-offs	-	(37)	-	-	-
Recoveries	1	3	2	-	79
ALLL, end of the quarter	$14,726	$15,125	$15,159	$15,657	$15,057
(1) Performance ratios are calculated on an annualized basis.
(2) Tangible equity excludes goodwill and core deposit intangible assets. Tangible assets exclude goodwill and other intangible assets. The tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Unaudited)

	At or For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
	(Dollars in thousands, except per share data)
Average Yields and Costs: (1)
Yield on loans	4.77%	4.41%	4.36%	4.44%	4.54%
Yield on investment securities	2.90	2.33	1.96	1.79	1.73
Yield on interest-earning deposits	2.02	0.67	0.15	0.13	0.14
Yield on FHLB stock	5.56	4.82	5.49	5.89	5.15
Yield on interest-earning assets	4.43%	4.04%	3.90%	3.91%	3.93%

Cost of interest-bearing deposits	0.87%	0.55%	0.50%	0.53%	0.63%
Cost of borrowings	1.48	1.21	1.28	1.33	1.42
Cost of interest-bearing liabilities	0.93%	0.61%	0.56%	0.61%	0.71%

Cost of total deposits	0.78%	0.49%	0.44%	0.48%	0.56%
Cost of funds	0.84	0.55	0.51	0.55	0.64

Average Balances:
Loans	$1,132,233	$1,117,079	$1,115,428	$1,108,836	$1,094,124
Investment securities	220,244	198,819	171,685	178,500	187,261
Interest-earning deposits	24,565	22,010	49,857	56,800	68,618
FHLB stock	5,923	5,905	5,467	5,726	6,465
Total interest-earning assets	$1,382,965	$1,343,813	$1,342,437	$1,349,862	$1,356,468

Interest-bearing deposits	$1,056,079	$1,013,080	$1,027,507	$1,032,090	$1,016,540
Borrowings	105,272	104,835	95,000	101,522	120,000
Total interest-bearing liabilities	1,161,351	1,117,915	1,122,507	1,133,612	1,136,540
Noninterest-bearing deposits	125,561	131,415	122,175	119,142	121,256
Total deposits and borrowings	$1,286,912	$1,249,330	$1,244,682	$1,252,754	$1,257,796

Average assets	$1,470,816	$1,431,003	$1,424,054	$1,430,199	$1,436,801
Average stockholders' equity	158,515	158,349	158,756	160,183	161,892
(1) Yields and costs are annualized.

Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of certain items and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
	(Dollars in thousands, except per share data)
Tangible equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$157,890	$156,896	$157,757	$157,879	$161,456
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	582	616	650	684	719
Tangible equity (Non-GAAP)	$156,419	$155,391	$156,218	$156,306	$159,848

Total assets (GAAP)	$1,484,311	$1,454,768	$1,415,054	$1,426,329	$1,440,202
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	582	616	650	684	719
Tangible assets (Non-GAAP)	$1,482,840	$1,453,263	$1,413,515	$1,424,756	$1,438,594

Common shares outstanding at period end	9,127,595	9,091,533	9,107,977	9,125,759	9,483,081

Equity-to-assets ratio (GAAP)	10.64%	10.78%	11.15%	11.07%	11.21%
Tangible equity ratio (Non-GAAP)	10.55	10.69	11.05	10.97	11.11
Book value per common share (GAAP)	$17.30	$17.26	$17.32	$17.30	$17.03
Tangible book value per share (Non-GAAP)	17.14	17.09	17.15	17.13	16.86